Investor Fact Sheet

Overview

Common stock ticker	JNPC.ob
Price as of 3/31/08	$0.75

Juniper Content Corporation is a media and entertainment company focused on branded content services in high growth markets operating across multiple distribution channels. The Company owns and operates ¡Sorpresa!, the nation’s first and only 24/7 Hispanic children’s television network and digital community.

52-Week Range	$0.40-3.10
Shares Outstanding	5.6 million
Market Capitalization	$4.2 million

W Warrants	JNPCW.ob
Z Warrants	JNPCZ.ob

Investment Summary

•        ¡Sorpresa! is dedicated to becoming “the” brand for Hispanic kids and their families in this fast growing market

•        ¡Sorpresa! is the first and only 24/7 Hispanic children’s television network broadcast exclusively in Spanish, serving more than 1,000,000 subscribers in 22 of the top 25 Hispanic television markets

•        SorpresaTV.com is well positioned to become a leading online destination, connecting to Hispanic youth and their parents

•        An independent appraisal completed during Q4 2007 valued the net tangible and intangible assets acquired in the Firestone Merger on January 19, 2007 at approximately $16 million

•        Accomplished management team and Board with multi-platform and Hispanic media experience

Current Operations	Hispanic Market Facts
• Media and entertainment company focused on the high-growth Hispanic youth market

•   Fastest growing US segment[1]

•    44.3 million residents, 15% of population

•    1 in 4 are under 14 years of age

•   In-language advertising outpacing U.S. average[2]

•    Buying power growing 8.6% per year[3]

•    Ad market projected to grow 3.7% in 2007 versus 1.7% for general market[2]

•    Spanish-language Advertising Underrepresented

•    2006 Hispanic purchasing power = 8.4%; Ad
spend = 2.3%[3]

•   Hispanics under-indexed today: just 3.3% of ad dollars spent on 14.7% of population[2,4]

1U.S. Census July 2007

[2]Advertising Age’s Hispanic Fact Pack report, July 2007

[3] Selig Center for Economic Growth, The University of Georgia, June 2007

4 AdWeek 2007

• Firestone Communications, founder of ¡Sorpresa!, established in 2003 and acquired by Juniper Content Corporation in January 2007
• Owns and operates ¡Sorpresa!, the first in-language
children’s television network and digital community for Hispanic youth
• Three discrete revenue streams:
• ¡Sorpresa! Network
• Network Operations
• Production Services
• Platform for launching other digital channels

What Makes ¡Sorpresa! Special – Ideal Vehicle for Advertisers

•        The only 24/7 Spanish-language network and digital community dedicated to Hispanic kids and their parents

•         Appeals to 2 to 17 year-olds, with specific content targeting pre-schoolers, kids, and teens

•         Premium, original and licensed culturally-relevant live action and animated programming 24/7

•         In-culture, in-language experience connects kids to their Hispanic heritage, including specials and holiday programming

•         Co-production arrangement with CNN en Español

•        ¡Sorpresa! has more than 1 million cable television subscribers in 22 of top 25 Hispanic television markets

•         Affiliation agreements with top cable MSOs:

•         Programming is available on VOD basis through:

and through that provides mobile Spanish language video services to and

¡Sorpresa! Subscriber Progression	Recent Announcements

•        Launched on Comcast’s Cable Latino and Cable Latino Completo packages in Fresno, CA (Fresno, Merced, Los Banos, Visalia and Tulare)

•        Raised $2.2 million in a private placement of convertible preferred stock and warrants

•        Acquired seven new programs for second quarter line-up, including: April Fool’s Day with Lola & Virginia, Cine ¡Sorpresa!’s Jungle Book and Earth Day with Arcandina. New programming features preschool programs, kids series and animated shows for tween/teen audiences

•        Unveiled new branding to refresh ¡Sorpresa!’s on-air look, including new new tagline, “El Mundo que Imaginas” - “The World You Imagine”

SorpresaTV.com – Revenue Generator and Platform for Brand Extension
• Features ¡Sorpresa! Network content along with games and user generated content
• Currently targets Hispanic kids ages 6-11 – expanding to include preschoolers and their parents
• Content will relate to ¡Sorpresa! on-air programming and other topics of interest including soccer, dance and music, games, and education
• A site where Hispanic kids and their parents can be entertained and educated through activities that speak to their cultural background

Management Team and Board of Directors
Key Financial Results and Metrics*			Executive	Background
	Twelve Months Ended December 31,		Stuart B. Rekant, Chairman & CEO of Juniper Content Corp., CEO of ¡Sorpresa!	30 years in media/entertainment: HBO, US News Prod, Winstar New Media
	2007	2006
Sales	$2,341,495	$2,399,267	Leonard L. Firestone, President & COO of ¡Sorpresa!	Founder Firestone /¡Sorpresa!, Allbritton Communications
Net loss	$6,371,686	$2,425,955
			Herbert J. Roberts, CFO	CBS, Helicon, Prudential Securities

* For purposes of comparability, Non-GAAP combined results are shown – historical GAAP results are not comparable as Juniper Content and Firestone Communications’ merger took place on 1/19/07. For GAAP results please refer to SEC filings

			Raymond Mason, Vice Chairman	Connemara Capital, Charter Group
			John K. Billock, Director	Time Warner Cable, HBO
			Steven G. Chrust, Director	Centripetal Capital, SGC Advisory
			Bert A. Getz, Jr., Director	Globe Corporation, Wintrust Financial
			Richard Intrator, Director	Philanthria, Paine Webber Inc.
			Paul Kramer, CPA, Director	Kramer & Love, Ernst & Young

Juniper Content’s Strategy – Leverage Existing Platform for Growth
• Build on ¡Sorpresa!’s status in Hispanic children’s programming to secure a significant position in the expanding U.S. Hispanic media marketplace
• Secure DBS carriage and expand digital cable penetration
• Diversify brand into original programming, licensing and merchandising
• Make SorpresaTV.com the leading destination for Hispanic kids and their parents
• Expand relationships with major national advertisers

•        Build on Juniper Content’s operations to expand branded content relationships and opportunistically acquire niche content providers that will broaden the Company’s participation in the digital media space.

Investor Relations:	Lippert/Heilshorn & Associates	Public Relations:	Tovar Public Relations
	Keith Lippert, Carolyn M. Capaccio, CFA		Dora O. Tovar
	(212) 838-3777 (New York, NY)		(817) 467-5759 (Dallas, TX)